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            WARRANT AGREEMENT, dated as of July 12, 2000, by and among iPCS,
Inc., a Delaware corporation ("iPCS" or the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as warrant agent (the "Warrant Agent").

            WHEREAS, the Company proposes to issue warrants (the "Warrants") to initially purchase up to an aggregate of 2,982,699 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares").

            WHEREAS, the Warrants are being issued in connection with the offering (the "Offering") by iPCS, of 300,000 Units (the "Units"), each consisting of $1,000 principal amount at maturity of iPCS's 14% Senior Discount Notes due 2010 (the "Notes") and one Warrant, each Warrant initially representing the right to purchase 9.94233 Warrant Shares at an exercise price of $5.50 per Warrant Share.

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of Warrant Certificates (as defined) and other matters as provided herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

 SECTION 1. CERTAIN DEFINITIONS.

            As used in this Agreement, the following terms shall have the following respective meanings:

            "144A Global Warrant" means a global Warrant substantially in the form of Exhibit A hereto bearing the Global Warrant Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

            "Accreted Value" of any outstanding Note as of or to any date of determination means an amount equal to the sum of (1) the issue price of such Note as determined in accordance with Section 1273 of the Internal Revenue Code plus (2) the aggregate of the portions of the original issue discount, i.e., the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note, that shall theretofore have accrued pursuant to Section 1272 of the Internal Revenue Code, without regard to Section 1272(a)(7) of the Internal Revenue Code, from the date of issue of such Note (a) for each six-month or shorter period ending January 15 or July 15 prior to the date of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination plus (3) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth
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in (2) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions whether such amounts paid were denominated principal or interest.

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary, Euroclear and Cedel Bank that apply to such transfer or exchange.

          "Business Day" means any day other than a Legal Holiday.

          "Cedel Bank" means Cedel Bank, SA.

          "Closing Date" means the date hereof.

          "Commission" means the Securities and Exchange Commission.

          "Depositary" means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 3.3 hereof as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, and all successors thereto, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Date" means July 15, 2001.

          "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $5.50 per share, subject to adjustment from time to time pursuant to Section 8 hereof.

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          "Global Warrants" means, individually and collectively, each of the
Global Warrants substantially in the form of Exhibit A hereto issued in accordance with Section 3.1(b) and Section 3.5 hereof.

          "Global Warrant Legend" means the legend set forth in Section 3.5(g)(ii), which is required to be placed on all Global Warrants issued under this Warrant Agreement.

          "Holder" means a Person who is listed as the record owner of Warrants, Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Indenture" means the indenture, dated the date hereof, by and among the Company, the Guarantors (as set forth in the Indenture) and ChaseMellon Shareholder Services, L.L.C., as trustee relating to the Notes.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Warrant through a Participant.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the office of the Warrant Agent is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Non-U.S. Person" means a person who is not a U.S. Person.

          "Offering" means the offering by the Company of the Units.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

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          "One-Year Restricted Period" means the one-year "distribution compliance period" as defined in Rule 902(f) of Regulation S.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent in form and substance reasonably acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

          "Prospectus" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments and all material incorporated by reference into such Prospectus.

          "Private Placement Legend" means the legend set forth in Section 3.5(g)(i) to be placed on all Warrants issued under this Warrant Agreement except where otherwise permitted by the provisions of this Warrant Agreement.

          "Purchase Agreement" means that certain purchase agreement, dated as of June 29, 2000, by and among the Company, the Guarantors (as set forth in the Purchase Agreement) and the Initial Purchasers pursuant to which the Company agrees to sell units, of which the Warrants form a part, to the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registrable Securities" shall mean the Warrants, the Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

          "Registration Statement" means "registration statement," as such term is defined in Section 2(a)(8) of the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

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          "Regulation S Global Warrant" means a global Warrant in the form of
Exhibit A hereto bearing the Global Warrant Legend, the Private Placement Legend and the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

          "Regulation S Legend" means the legend set forth in Section 3.5(g)(iv) to be placed on all Registrable Securities issued pursuant to Regulation S.

          "Restricted Definitive Warrant" means a Definitive Warrant bearing the Private Placement Legend.

          "Restricted Global Warrant" means a Global Warrant bearing the Private Placement Legend.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Separation Date" means the earliest of (i) 180 days after the closing of the Offering, (ii) the date on which a registration statement with respect to a registered exchange offer for the Notes is declared effective under the Securities Act, (iii) the date a shelf registration statement with respect to the Notes is declared effective under the Securities Act, (iv) the occurrence of a Change of Control or an Event of Default (each as defined in the Indenture) and (v) such date as Donaldson, Lufkin & Jenrette Securities Corporation in its sole discretion shall determine, upon notice to the Company.

          "Shelf Registration" means a shelf Registration Statement filed pursuant to Rule 415 under the Securities Act relating to the Transfer Restricted Securities.

          "Trustee" means the trustee under the Indenture.

          "Transfer Restricted Securities" shall mean (a) each Warrant and Warrant Share held by an Affiliate of the Issuer and (b) each other Warrant and Warrant Share until the earlier to occur of (i) the date on which such Warrant or Warrant Share (other than any Warrant Share issued upon exercise of a Warrant in accordance with a Registration Statement) has been disposed of in accordance with a Registration Statement and (ii) the date on which such Warrant or Warrant Share (or the related Warrant) is distributed to the public pursuant to Rule 144 under the Act.

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           "Trustee" means the trustee under the Indenture.

           "Unrestricted Global Warrant" means a global Warrant substantially in the form of Exhibit A attached hereto that bears the Global Warrant Legend and that has the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Warrants that do not bear the Private Placement Legend.

           "Unrestricted Definitive Warrant" means one or more Definitive Warrants that do not bear and are not required to bear the Private Placement Legend.

           "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.


SECTION 2. APPOINTMENT OF WARRANT AGENT.

           The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment.

SECTION 3. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

     3.1   Form and Dating.

           (a)  General.

           The Warrants shall be substantially in the form of Exhibit A hereto (the "Warrant Certificates") and shall be issued initially, together with Notes, as Units, substantially in the form of Exhibit B hereto. The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature.

           The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

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